SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                              TRANS FINANCIAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)


          Kentucky                                    61-1048868
   (State or Other Jurisdiction                    (I.R.S. Employer
  of Incorporation or Organization)                Identification No.)

                              500 East Main Street
                          Bowling Green, Kentucky 42101
          (Address of Principal Executive Offices, including Zip Code)


            TRANS FINANCIAL, INC. 1996 CONSOLIDATED STOCK OPTION PLAN
                            (Full Title of the Plan)
                               ------------------

         Vince A. Berta, Chairman, President and Chief Executive Officer
                              Trans Financial, Inc.
                              500 East Main Street
                          Bowling Green, Kentucky 42101
                                 (502) 781-5000
                     (Name and Address of Agent for Service,
                     Telephone Number, Including Area Code,
                              of Agent For Service)



                         CALCULATION OF REGISTRATION FEE


                                                Proposed          Proposed
   Title of                                     Maximum           Maximum
   Securities              Amount                Offering         Aggregate     Amount of
   To Be                   To Be                Price Per         Offering      Registration
   Registered              Registered            Share(F2)         Price (F2)      Fee


Common Stock
(no par .............     347,380 Shares(F1)     $ 27.60     $ 9,587,688.00       $ 2,905.36
value) and associated
Preferred Stock
Purchase Rights (F3)



(1) Plus such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.

(2) Estimated pursuant to Rule 457(h) solely for purposes of calculating the amount of the registration fee. The proposed maximum offering price per share was determined by calculating the weighted average exercise price of 347,380 shares being offered under outstanding options at a weighted average exercise price of $27.60.

(3) The Company's Preferred Stock Purchase Rights initially are carried and traded with the shares of Common Stock of the Company being registered hereunder. Value attributable to such Preferred Stock Purchase Rights, if any, is reflected in the market price of the Common Stock.


                                     PART I

         All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         Trans Financial, Inc. (the "Company") hereby incorporates by reference into this Registration Statement the documents listed below which have been filed with the Securities and Exchange Commission (the "Commission"):

         A. The Company's Annual Report on Form 10-K for the year ended December 31, 1997, as amended;

         B. All reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 1997; and

         C. The description of the shares of Common Stock contained in the Company's registration of the shares under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference is deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Article XI of the Company's Restated Articles of Incorporation limits the liability of directors of the Company pursuant to the Kentucky Business Corporation Act. Under this Article, directors generally will be personally liable to the Company or its shareholders for monetary damages only for transactions involving conflicts of interest or from which a director derives an improper personal benefit, intentional misconduct or violations of law, and unlawful distributions. The Articles of Incorporation further provide that the Bylaws of the Company may set forth indemnification requirements.

         The Bylaws of the Company require the Company to indemnify each person who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving in such capacity with another entity at the request of the Company, for the costs of such Proceeding to the fullest extent authorized by Kentucky law. If the Proceeding was initiated by the officer or director, however, indemnification is permitted only if the Proceeding was authorized by the Board of Directors. The costs indemnified include all expenses, liability and loss reasonably incurred or suffered by the director or officer in connection with his or her action on behalf of the Company.

         The Bylaws of the Company further provide for the advancement of expenses incurred by an officer or director, and reimbursable under the Bylaws, only upon delivery to the Company of an agreement, by or on behalf of such director or officer, to repay all amounts advanced if it is ultimately determined that such director or officer is not entitled to indemnification.

         If a claim is not paid in full by the Company within ninety days after a written claim has been received, the director or officer making the claim may bring suit against the Company to recover any unpaid amount. If the director or officer is successful, in whole or in part, he or she will be entitled to be paid the expense of prosecuting such claim. Although it is a defense to an action against the Company by a director or officer that he or she has not met the standards of conduct which make it permissible under Kentucky law for the Company to indemnify, the Company has the burden of proving this defense.

         The circumstances under which Kentucky law requires or permits a corporation to indemnify its directors, officers, employees and/or agents are set forth at KRS 271B.8-500 et seq.

         Generally, under KRS 271B.8-500 et seq., a corporation may indemnify an individual made a party to a proceeding because he is or was a director, against liability incurred in the proceeding if (a) he conducted himself in good faith, and (b) he reasonably believed: in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and in all other cases, that his conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

         A corporation may not indemnify a director: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

         Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

         In addition, the Company maintains directors' and officers' liability insurance covering certain liabilities which may be incurred by the directors and officers of the Company in connection with the performance of their duties.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The exhibits set out on the Exhibit Index included herewith are incorporated by reference herein.

Item 9.  Undertakings.

         A.       The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
 section 10(a)(3) of the Securities Act of 1933;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii)    To include any material  information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that such a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bowling Green, Commonwealth of Kentucky, on June 15, 1998.

                              TRANS FINANCIAL, INC.

                              By /s/Vince A. Berta
                                    Vince A. Berta, Chairman of the Board,
                                    President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Vince A. Berta and Edward R. Matthews, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to said Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



    Signature                             Title                           Date



/s/ Vince A. Berta                Chairman of the Board,           June 15, 1998
Vince A. Berta                    President, Chief Executive
                                  Officer, and Director
                                  (Principal Executive Officer)

/s/ Edward R. Matthews            Executive Vice President and     June 15, 1998
-----------------------             Chief Financial Officer
Edward R. Matthews                  (Principal  Financial and
                                        Accounting Officer)


/s/Mary D. Cohron                  Director                        June 15, 1998
Mary D. Cohron


                                   Director                         ______, 1998
David B. Garvin



/s/ Wayne Gaunce                   Director                        June 15, 1998
Wayne Gaunce


Howard Gray                        Director                         June 15,1998
C.C. Howard Gray


/s/ Charles A. Hardcastle          Director                        June 15, 1998
-------------------------
Charles A. Hardcastle


Carroll Knicely                    Director                         ______, 1998


/s/ C. Cecil Martin                Director                        June 15, 1998
-------------------
C. Cecil Martin


/s/ James D. Scott                 Director                        June 15, 1998
-------------------
James D. Scott



/s/ William B. Van Meter           Director                        June 15, 1998
------------------------
William B. Van Meter

     Exhibit Number                                 Description of Exhibit


4(a) Restated Articles of Incorporation of the Registrant incorporated by reference to Exhibit (4)(a) to the Registrant's Report on Form 10-Q for the quarter ended March 31, 1995.

4(b) Articles of Amendment to Restated Articles of Incorporation of the Registrant incorporated by reference to Exhibit 4(b) to the Registrant's Report on Form 10-Q for the quarter ended March 31, 1995.

4(c) Bylaws of the Registrant as amended are incorporated by reference to Exhibit 4(b) to the Registrant's Report on Form 10-K for the year ended December 31, 1993.

4(d)                       Rights  Agreement,   dated  January  20,  1992,
                           between Manufacturers Hanover Trust Company and the Registrant is incorporated by reference to Exhibit 4(a) to the Registrant's Report on Form 10-K for the year ended December 31, 1997.

5 Opinion of Brown, Todd & Heyburn PLLC as to legality of the Common Stock.

23(a)                       Consent of KPMG Peat Marwick LLP.


23(b)                      Consent of Brown, Todd & Heyburn PLLC (included in
                           Exhibit 5).

24 Power of Attorney (included on signature page of this Registration Statement)